PLEDGE AND SECURITY AGREEMENT


     This Pledge and Security Agreement ("Pledge Agreement") is entered into as of the 14th day of December, 2000, between EVANS & SUTHERLAND COMPUTER CORPORATION, a Utah corporation ("Pledgor"), with its chief executive office located at 600 Komas Drive, Salt Lake City, Utah 84108, as pledgor ("Pledgor") and FOOTHILL CAPITAL CORPORATION, with an office at 2450 Colorado Avenue, Suite 3000 West, Santa Monica, California 90404 ("Foothill"), as pledgee, and is entered into with reference to the following facts:

                                    RECITALS

     FACT ONE: Contemporaneously herewith, Pledgor and Foothill are entering into financial agreements evidenced by that certain Loan and Security Agreement of even date herewith (the "Loan Agreement"), and other documents as set forth therein, whereby Foothill has agreed to loan money to Pledgor (all initially capitalized terms not otherwise defined herein shall have the meaning set forth in the Loan Agreement).

     FACT TWO: The loan will be secured by, inter alia, pledges of One Million Two Hundred Forty-Seven Thousand Two Hundred Eighteen (1,247,218) shares of stock ("Stock") in EVANS & SUTHERLAND COMPUTER LIMITED, a company organized under the laws of the United Kingdom on September 5, 1983 ("Company").

     NOW THEREFORE, pursuant to the above and pursuant to the Loan Agreement, the parties hereto agree as follows:

     1. DEFINED TERMS

     As used in this Pledge Agreement:

          "Certificated Security, "Endorsement", "Registered Form", "Security", "Security Certificate", and "Uncertificated Security" have the meanings ascribed to such terms in Division 8 of the Code.

          "Code" means the California Uniform Commercial Code, as amended and supplemented from time to time, and any successor statute, except to the extent otherwise provided in Section 8110 or 9103 thereof.





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          "Collateral" has the meaning given to such term in Section 2.

          "Company" has the meaning given to such term in FACT TWO.

          "Event of Default" has the meaning given to such term in Section 12.

          "Instrument" has the meaning ascribed to such term in Division 9 of the Code.

          "Pledgor" has the meaning given to such term in the introductory paragraph.

          "Secured Obligations" has the meaning given to such term in Section 3.

          "Stock" has the meaning given to such term in FACT TWO.

     2. PLEDGE TO FOOTHILL BY PLEDGOR

     Pledgor hereby grants a continuing first priority security interest in, and pledges to Foothill, each and all of the following items of collateral (collectively the "Collateral"):

          (a) All of Pledgor's right, title and interest in and to the Stock, including without limitation, the right to exercise any and all rights and privileges associated therewith, together with the right to receive dividends or stock splits therefrom (the "Stock Attributes"), all to the same degree as if Foothill was the owner thereof; provided, however, that Pledgor shall retain the Stock Attributes unless there is an "Event of Default" (as defined in Section 12 herein) in which event Foothill has the option (but not the obligation) to exercise or receive the Stock Attributes on any and all of the Stock.

          (b) All proceeds of the Stock, including, but not limited to, all accounts, instruments, chattel paper, notes, general intangibles, goods, equipment, deposit accounts, money and whatever other tangible or intangible property is received by Pledgor upon the sale or other disposition of the Stock, and the proceeds thereof.





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     3. FOOTHILL OBLIGATIONS

     The Collateral shall secure the repayment of all Obligations arising under the Loan Agreement and the obligations of Pledgor arising hereunder ("Secured Obligations").

     4. PAYMENTS RECEIVED

     Any and all cash received by Foothill related to any of the Collateral shall be accepted as payment on the Obligations, against the sums then due, in accordance with the provisions of the Loan Agreement.

     5. CONTROL OF COLLATERAL

     Pledgor shall promptly deliver to Foothill any and all Instruments and Certificated Securities comprising all or any portion of the Collateral for Foothill to hold pursuant to the terms hereof, and if such Certificated Securities are in Registered Form, (i) such Certificated Securities shall be endorsed in blank by an effective undated Endorsement, in form and substance satisfactory to Foothill in its sole and absolute discretion, or (ii) Pledgor shall cause Company's transfer agents to transfer such Securities into the name of Foothill and issue a replacement Security Certificate evidencing the same in the name of Foothill. In the event that all or any portion of the Collateral consists of Uncertificated Securities, Pledgor shall cause Company to enter into a control agreement with respect to such Uncertificated Securities, in the form set forth in Exhibit "A" attached hereto.

     6. FURTHER ASSURANCES

     Pledgor agrees that it shall cooperate with Foothill and shall execute and deliver, or cause to be executed and delivered, to Foothill all of the Collateral, originals where possible, and all proxies, assignments, financing statements, instruments, control agreements and other documents, and shall take all further action, at the expense of Pledgor, from time to time requested by Foothill, in order to maintain a continuing, first-priority, perfected security interest in the Collateral in favor of Foothill, and to enable Foothill to exercise and enforce its rights and remedies hereunder with respect to the Collateral, and Pledgor agrees that it shall execute and deliver to Foothill at Foothill's request any further applications, agreements, documents and instruments, and shall perform any and all acts deemed necessary by Foothill to




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carry into effect the terms,  conditions,  and  provisions of this Agreement and the transactions  connected herewith.  Should Pledgor fail to execute or deliver
any  such  applications,   agreements,   documents,   financing  statements  and
instruments, or to perform any such acts, Pledgor acknowledges that Foothill may execute and deliver the same and perform such acts in the name of Pledgor and on its behalf as its attorney-in-fact in accordance with Section 11.

     7. FOOTHILL'S DUTIES

     Foothill shall not have any duties with respect to the Collateral other than the duty to use reasonable care if the Collateral is in its possession. In accordance with Section 9207 of the Code, Foothill shall be deemed to have used reasonable care if it observes substantially the same standard of care with respect to the custody or preservation of the Collateral as it observes with respect to similar assets owned by Foothill. Without limiting the generality of the foregoing, Foothill shall be under no obligation to take any steps necessary to preserve rights in the Collateral against any other parties, to sell the same if it threatens to decline in value, or to exercise any rights represented thereby (including rights with respect to calls, conversions, exchanges, maturities, or tenders); provided, however, that Foothill may, at its option, do so, and any and all expenses incurred in connection therewith shall be for the account of Pledgor.

     8. REPRESENTATIONS AND WARRANTIES OF PLEDGOR

     Pledgor hereby represents and warrants to Foothill that:

          (i) The security interests of Foothill shall attach to the Collateral without further act on the part of Pledgor or Foothill.

          (ii) That Pledgor has good and valid title to the Collateral and full power and authority to pledge the same, and that the Collateral is and shall remain, free from any other security interests, liens, encumbrances, or other rights of third parties.





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          (iii) The total  authorized  and issued shares of stock in the Company are One Million Eight Hundred Eighty-Nine Thousand Seven Hundred and Twenty-Five (1,889,725).

     9. AFFIRMATIVE COVENANTS OF PLEDGOR

     Pledgor covenants and agrees that Pledgor shall do all of the following:

          9.1 Furnish Foothill such information concerning the Collateral and the Company as Foothill may from time to time request.

          9.2 Notify Foothill in writing prior to any change in Pledgor's chief executive office and execute such financing statements covering the security interest granted by this Agreement as Foothill may from time to time request.

          9.3 Preserve and protect the Collateral.

          9.4 Pay all charges of any nature against the Collateral prior to their delinquency; provided, however, that upon Pledgor's failure to do so, Foothill may pay such charges which they deem necessary (but shall have no obligation to do so) and Pledgor shall reimburse Foothill the amount paid.

          9.5 Pledgor acknowledges that any costs or expenses (including attorneys' fees and legal expenses and attorneys' fees and expenses pursuant to 11 U.S.C.) incurred by Foothill: (a) in exercising any right, power, or remedy conferred by this Pledge Agreement; (b) in enforcing or attempting to enforce the payment or performance of the obligations of Foothill hereunder; (c) in connection with any redemption of the Collateral by Pledgor; or (d) otherwise in connection with this Pledge Agreement constitute "Foothill Expenses" under the Loan Agreement.

          9.6 Pledgor will execute and deliver to Foothill, concurrently with Pledgor's execution of this Pledge Agreement and at any time or times hereafter at the request of Foothill, Assignment of Stock Powers, in blank, and all records respecting the Collateral including security agreements, reports, notices, endorsements, and all other documents that Foothill may reasonably request, in form satisfactory to Foothill, and do any other acts in order to perfect and maintain perfected Foothill's security interests in the Collateral and in order to fully consummate all of the transactions contemplated under this Pledge Agreement.




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     10. NEGATIVE COVENANTS OF PLEDGOR

     Pledgor shall not without the prior written consent of Foothill:

          10.1 Approve the amendment or modification  of the Company's  articles
     of  association  or  memorandum  of  association,   or  similar   governing
     documents, or approve the dissolution or winding up of the Company.

          10.2 Sell, assign, mortgage, pledge, assign in trust, hypothecate or otherwise create or permit to exist any lien on or security interest in the Collateral, or any Assets of the Company in favor of anyone other than Foothill.

          10.3 Permit Company to issue any additional Stock.

     11. SUBSTITUTE PERFORMANCE; POWER OF ATTORNEY

     Pledgor authorizes Foothill to perform any and all acts which Foothill deems necessary for the protection and preservation of the Collateral or of the value of Foothill's security interest therein, including but not limited to receiving income thereon as additional security hereunder, all at Pledgor's expense, and Pledgor agrees to repay Foothill promptly upon demand any amounts expended hereunder by Foothill, together with interest thereon at the rate set forth in the Loan Agreement. Pledgor further grants to Foothill a power of attorney coupled with an interest to, during the continuance of an Event of Default, execute all agreements, forms, applications, documents and instruments and to take all actions and do all things as could be executed, taken, or done by Pledgor in connection with the protection and preservation of the Collateral, the Assigned Benefits, or this Agreement. This power of attorney is irrevocable and authorizes Foothill to act for Pledgor in connection with the matters described herein without notice to or demand upon Pledgor.

     12. EVENTS OF DEFAULT BY PLEDGOR

     Pledgor shall be in default hereunder if any of the following shall occur:

          (a) Pledgor shall fail to perform, keep, or observe any term, provision, condition, covenant, agreement, warranty, or representation contained in this Pledge Agreement, or any other agreement, instrument, document, or writing concerning the Secured Obligations; or




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          (b)  There  shall be a  continuing  Event of  Default  under  the Loan
     Agreement; or

          (c) There shall be a levy upon, seizure, or attachment of any portion of the Collateral.

     13. REMEDIES UPON DEFAULT BY PLEDGOR

     In the event of a default by Pledgor under this Pledge Agreement, Foothill may, at its election, and without notice and without demand, exercise its rights and remedies under the Loan Agreement, and do any one or more of the following, all of which are authorized by Pledgor:

          (a) Without notice to or demand upon Pledgor, make such payments and do such acts as Foothill considers necessary or reasonable to protect its security interest in the Collateral;

          (b) Retain the Collateral in partial satis faction of the Obligations secured thereby, or sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and such places as is commercially reasonable in Foothill's opinion. It is not necessary that the Collateral be present at any such sale;

          (c) Obtain reimbursement from Pledgor, upon demand, of all costs and expenses (including attorneys' fees whether arising under matters under 11 U.S.C. or otherwise) incurred by Foothill in connection with the enforcement and/or exercise of any of its rights or remedies herein (such costs and expenses shall be reimbursed by Pledgor, upon demand, and shall constitute Obligations secured hereunder and under the Loan Agreement, whether or not suit is commenced);

          (d) Exercise any and all other rights and remedies of a secured party under the California Commercial Code; and

          (e) In view of the fact that securities laws may impose certain restrictions on the method by which a sale of the Collateral may be effected after an Event of Default, Pledgor agrees that upon the occurrence and during the continuance of an Event of Default, Foothill may from time




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     to time attempt to sell all or any  part  of the  Collateral  by a  private placement, restricting the bidders and prospective purchasers to those who will represent and agree that they are purchasing for investment only and not for distribution. In so doing, Foothill may solicit offers to buy the Collateral, or any part of it for cash, from a limited number of investors deemed by Foothill, in its reasonable judgment, to be responsible parties who might be interested in purchasing the Collateral. If Foothill shall solicit such offers from not less than four (4) such investors, then the acceptance by Foothill of the highest offer obtained therefrom shall be deemed to be a commercially reasonable method of disposition of such Collateral.

          Notwithstanding the above, should Foothill determine that, prior to any public offering of any securities contained in the Collateral, such securities should be registered under the Securities Act of 1933 and/or regis tered or qualified under any other federal or state law, and that such registration and/or qualification is not practical, then Pledgor agrees that it will be commercially reasonable if a private sale is arranged so as to avoid a public offering even if offers are solicited from fewer than four (4) investors, and even though the sales price established and/or obtained may be substantially less than the price which would be obtained pursuant to a public offering.

          Foothill may exercise one or more or all of the foregoing rights and remedies or any and all further rights and remedies provided for in other agreements now or hereafter existing between Pledgor and Foothill. All of such rights and remedies are specifically hereby made cumulative. No delay or failure on the part of Foothill in exercising any right, privilege, remedy or option hereunder shall operate as a waiver of such or any other right, privilege, remedy or option, and no waiver whatever shall be valid unless in writing, signed by Foothill, and then only to the extent therein set forth.

          Foothill may exercise one or more or all of the foregoing rights and remedies or any and all further rights and remedies provided for in other agreements now or hereafter existing between Pledgor and Foothill. All of such rights and remedies are specifically hereby made cumulative. No delay or failure on the part of Foothill in exercising any right, privilege, remedy or option hereunder shall operate as a waiver of such or any other right, privilege, remedy or option, and no waiver whatever shall be valid unless in writing, signed by Foothill, and then only to the extent therein set forth.




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     14. MISCELLANEOUS PROVISIONS

          14.1 This Pledge Agreement shall be construed under, governed by, and enforced in accordance with the laws of the State of California. The parties agree that all actions or proceedings arising in connection with this Pledge Agreement shall be tried and litigated only in the state and federal courts located in the County of Los Angeles, State of California.

          14.2 Unless otherwise provided in this Pledge Agreement, all notices or demands by any party relating to this Pledge Agreement or any other Loan Document shall be given in the manner required in the Loan Agreement.

          14.3 If any clause, provision, or right provided for herein is unenforceable or inoperative, the remainder of this Pledge Agreement may be enforced as if such clause, provision, or right were not contained herein.

          14.4 This Pledge Agreement cannot be changed or terminated orally.

          14.5 All the representations, warranties, rights, privileges, remedies and options given to Foothill hereunder shall inure to the benefit of its successors and assigns and all of the terms, conditions, promises, covenants, provisions, representations and warranties contained in this Pledge Agreement shall bind the representatives, successors and assigns of each of the parties.

          14.6 In the event of litigation arising under or in connection with this Pledge Agreement, the prevailing party shall be entitled to recover from the losing party any and all reasonable attorneys' fees and costs incurred, including, without limitation, fees and costs incurred pursuant to 11 U.S.C.

          14.7 THE VALIDITY OF THIS PLEDGE AGREEMENT, ITS CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT, AND THE RIGHTS OF THE PARTIES HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS PLEDGE AGREEMENT SHALL BE TRIED AND LITIGATED ONLY




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     IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE
     OF CALIFORNIA OR, AT THE SOLE OPTION OF FOOTHILL, IN ANY OTHER COURT IN WHICH FOOTHILL SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. PLEDGOR AND FOOTHILL WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS
     SECTION 14.6. PLEDGOR AND FOOTHILL HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. PLEDGOR AND FOOTHILL REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS PLEDGE AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.




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          14.8  Foothill  and  Pledgor  acknowledge  and  agree  that the  Stock certificate delivered to Foothill this date, Certificate #4 in the amount of One Million Two Hundred Fifty-Nine Thousand Eight Hundred Seventeen (1,259,817) shares dated as of December 8, 2000, is incorrect in the number of shares listed. Foothill agrees that it will return the original certificate when it is provided with a replacement certificate in the amount of One Million Two Hundred Forty- Seven Thousand Two Hundred Eighteen (1,247,218) shares. In the event Pledgor does not deliver the replacement certificate to Foothill, then the pledge contained herein shall extend to the full shares evidenced by the delivered certificate.


     IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be executed as of the date first hereinabove written.

                                  "PLEDGOR"

                                  EVANS & SUTHERLAND COMPUTER
                                  CORPORATION, a Utah corporation


                                  By:      /s/ R. Gaynor
                                      ----------------------------------------
                                    Richard J. Gaynor, Vice President
                                         and Chief Financial Officer



                                  "FOOTHILL"

                                  FOOTHILL CAPITAL CORPORATION,
                                  a California corporation


                                  By:      /s/ Rhonda Foreman
                                     -----------------------------------------
                                     Rhonda Foreman, Senior V.P.




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



STATE OF CALIFORNIA         )
                            ) SS.
COUNTY OF LOS ANGELES       )


     On December 14, 2000 before me, the undersigned, a notary public in and for said State, personally appeared RICHARD J. GAYNOR and RHONDA FOREMAN, personally known to me (or proved to me on the basis of satisfactory evidence) to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacities, and that by their signatures on the instrument the persons, or the entity upon behalf of which the persons acted, executed the instrument.

                  WITNESS my hand and official seal.



                                     Signature       /s/ Greta Johnson
                                               ------------------------------
                                                     NOTARY PUBLIC
(SEAL)








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                                   EXHIBIT "A"
                                CONTROL AGREEMENT

     EVANS & SUTHERLAND COMPUTER LIMITED, a company organized under the laws of the United Kingdom on September 5, 1983 ("Company") hereby acknowledges the terms of the foregoing Stock Pledge and Security Agreement (the "Pledge Agreement"), dated as of December 12, 2000, by and between EVANS & SUTHERLAND COMPUTER CORPORATION, a Utah corporation ("Pledgor"), and FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"). Company agrees that it will comply with all instructions from Foothill with respect to transfers of all or any part of the Collateral (as defined in the (Pledge Agreement), whether by sale or otherwise, without further consent from Pledgor. Company further acknowledges and agrees that it has received a copy of the Pledge Agreement and will honor the instruction of Pledgor contained below. Company acknowledges that, in entering into the Loan Agreement (as defined in the Pledge Agreement), Foothill is relying on the Pledge Agreement and on Company's agreement herein; and Company agrees that any offset or claim Company may now or hereafter have against Pledgor (or against Pledgor's interests, claims or rights) shall be subordinate to the claims, rights and interests of Foothill under the Pledge Agreement. The signatories below hereby represent and warrant to Foothill that they are duly authorized to execute and deliver this Control Agreement to Foothill and thereby bind the Company as set forth herein.

Dated: December ___, 2000.        EVANS & SUTHERLAND COMPUTER
                                  LIMITED, a United Kingdom
                                                    company

                                  By
                                    -----------------------------------------


                                  By
                                    -----------------------------------------


     Evans and Sutherland Computer Corporation hereby instructs the Company to recognize and honor Foothill's rights under the Pledge Agreement.

Dated: December 14, 2000.         EVANS & SUTHERLAND COMPUTER
                                  Corporation, a Utah corporation

                                  By       /s/ R. Gaynor
                                     ----------------------------------------
                                    Richard J. Gaynor, VP & CFO




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